Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO THE WAYSTAR HOLDING CORP.

STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 2 TO THE WAYSTAR HOLDING CORP. STOCKHOLDERS AGREEMENT (this “Amendment”), is entered into as of July 23, 2025 among (i) Waystar Holding Corp. (the “Company”); (ii) Derby LuxCo S.à r.l, in its capacity as the EQT Stockholders; (iii) CPP Investment Board Private Holdings (4) Inc., in its capacity as the CPPIB Stockholders; (iv) BCPE Derby Investor, LP, in its capacity as a Bain Stockholder; and (v) BCPE Derby (DE) SPV, LP, in its capacity as a Bain Stockholder.

RECITALS:

WHEREAS, the Company, the EQT Stockholders, the CPPIB Stockholders, the Bain Stockholders, and certain other entities and persons are parties to a Stockholders Agreement, dated as of June 10, 2024, as amended by Amendment No. 1 thereto, dated as of April 10, 2025 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Company, the EQT Stockholders, the CPPIB Stockholders and the Bain Stockholders desire to amend the Agreement in order to permit (i) the expansion of the Board of Directors of the Company (the “Board”) to thirteen directors and (ii) the right of certain affiliates of Advent International, L.P. (the “Advent Stockholder”) to designate a member of the Board in connection with that certain Agreement and Plan of Merger, dated as of July 23, 2025, by and among the Company, Morton Merger Sub 1, Inc., Isotope Holding, LLC, Iodine Software Holdings, Inc., Iodine Software Parent, LLC and Shareholder Representative Services LLC, as the equityholder representative (the “Merger Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Except as otherwise defined in this Amendment, each term defined in the Agreement is used herein as defined therein.

SECTION 2. Board Size Amendment. Effective as of the Amendment Effective Date (as defined below), the first sentence of Section 2.2(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following sentence:

(a)   Composition of the Board. At and following the date hereof, each of the Stockholders, severally and not jointly, agrees with the Company to take all Necessary Action to cause (x) the total number of directors constituting the Board to be comprised of (i) not more than twelve (12) directors for so long as any of the EQT Stockholders, CPPIB Stockholders, or Bain Stockholders have a right to nominate a director pursuant to this Section 2.2(a), and (ii) not less than the number of directors as is required to allow for the election of each EQT Director Nominee (as defined below), CPPIB Director Nominee (as defined below), and Bain Director Nominee (as defined below), as well as each Independent Director Nominee (as defined below) and the CEO Director Nominee (as defined below) and (y) those individuals to be nominated in accordance with this Section 2.2, initially (i) two (2) of whom have been nominated by the EQT Stockholders, initially Ethan Waxman and Eric Liu, and thereafter designated pursuant to Section 2.2(b) or Section 2.2(g) (each, an “EQT Director Nominee”), (ii) one (1) of whom has been nominated by the CPPIB Stockholders, initially Samuel Blaichman, and thereafter designated pursuant to Section 2.2(c) or Section 2.2(g) (the “CPPIB Director Nominee”), (iii) one (1) of whom has been nominated by the Bain Stockholders, initially Paul Moskowitz, and thereafter designated pursuant to Section 2.2(d) or Section 2.2(g) (the “Bain Director Nominee”, and together with the EQT Director Nominees and the CPPIB Director Nominee, the “Stockholder Nominees”), (iv) five (5) of whom have been nominated pursuant to Section 2.2(e) or Section 2.2(g) (each, an “Independent Director Nominee”), and (v) one of whom shall be the then-serving Chief Executive Officer of the Company (provided, however, that if, as of the date of such nomination, the person then-serving as Chief Executive Officer is not expected to be in office as the Chief Executive Officer as of the date of the relevant meeting, the Company shall not be required to nominate such person and may instead nominate such person, if any, who is expected to be serving as Chief Executive Officer (or interim Chief Executive Officer) as of the date of such meeting (the “CEO Director Nominee”)); provided that, notwithstanding the foregoing, for so long as the Advent Stockholder (or any of its permitted transferees) has the right to nominate a director pursuant to the Stockholder and Lockup Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger Agreement, the total number of directors constituting the Board shall be expanded by one to not more than thirteen (13) directors.

SECTION 3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date of consummation of the transactions contemplated by the Merger Agreement (such date, the “Amendment Effective Date”). This Amendment shall automatically terminate in the event that the Stockholder and Lockup Agreement (as defined in the Merger Agreement) is terminated prior to the Termination Date (as defined in the Merger Agreement).

SECTION 4. Miscellaneous.

(a)            On and after the Amendment Effective Date, (i) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement after giving effect to this Amendment.

(b)            Except as specifically modified or waived by this Amendment, the Agreement, shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of the Agreement, except as specifically provided herein.

(c)            This Amendment may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

(d)            This Amendment shall be construed in accordance with and governed by the Law of the State of Delaware.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

THE COMPANY:

WAYSTAR HOLDING CORP.

By:	/s/ Matthew J. Hawkins
Name:	Matthew J. Hawkins
Title:	Chief Executive Officer

THE EQT STOCKHOLDERS:

DERBY LUXCO S.À R.L

By:	/s/ Loman Douvier
Name:	Loman Douvier
Title:	Manager

By:	/s/ Sanjay Fullee
Name:	Sanjay Fullee
Title:	Manager

THE CPPIB STOCKHOLDERS:

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Sam Blaichman
Name:	Sam Blaichman
Title:	Authorized Signatory

By:	/s/ Nick Senst
Name:	Nick Senst
Title:	Authorized Signatory

THE BAIN STOCKHOLDERS:

BCPE DERBY INVESTOR, LP

By:	BCPE Derby GP, LLC
Its:	General Partner

By:	Bain Capital Fund XI, L.P.
Its:	Member

By:	Bain Capital Partners XI, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:	/s/ Paul Moskowitz
	Name:	Paul Moskowitz
	Title:	Partner

BCPE DERBY (DE) SPV, LP

By:	BCPE Derby (DE) SPV (GP), LLC
Its:	General Partner

By:	Bain Capital Fund XI, L.P.
Its:	Member

By:	Bain Capital Partners XI, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:	/s/ Paul Moskowitz
	Name:	Paul Moskowitz
	Title:	Partner